UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K /A
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2018
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On May 8, 2018, R1 RCM Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to report, among other things, the completion of the acquisition of Intermedix Holdings, Inc. On July 24, 2018, the Company filed an amendment (the “Prior Amendment”) to the Initial 8-K to provide the financial statements of the acquired business and the pro forma financial information required by Item 9.01 of Form 8-K.
Exhibit 99.2 attached to the Prior Amendment contained a computation error in Note 5(i) to the unaudited pro forma consolidated statement of income for the year ended December 31, 2017. The Company is filing this amendment solely to correct such computation error in Exhibit 99.2. No other changes to the Initial 8-K or the Prior Amendment are being made by this amendment, and the other disclosures in the Initial 8-K and the Prior Amendment remain the same.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The corrected unaudited pro forma financial statements of the Company and Intermedix Corporation and subsidiaries, comprised of the unaudited pro forma consolidated balance sheet as of December 31, 2017, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017, and the related notes to such unaudited pro forma consolidated financial statements, are attached hereto as Exhibit 99.2 and incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.2
Unaudited pro forma financial statements of the Company and Intermedix Corporation (a wholly owned subsidiary of Intermedix Holdings, Inc.), comprised of the unaudited pro forma consolidated balance sheet as of December 31, 2017, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017, and the related notes to such unaudited pro forma consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 9, 2018

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer